SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 12, 2004
(Amending report originally dated November 12, 2003)

GUILFORD PHARMACEUTICALS INC.

(Exact name of registrant as specified in its
charter)

Delaware	0-23736	52-1841960

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

6611 Tributary Street
Baltimore, Maryland	21224

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 631-6300

(Former name or former address, if changed since last report)

Exhibit Index is on page 14.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     On November 12, 2003, the Company filed a current report on Form 8-K (the “Original Report”) regarding its October 28, 2003, acquisition of the rights to AGGRASTAT® Injection (“AGGRASTAT®”), from Merck and Co., Inc., in the United States and its territories and possessions which include Puerto Rico, the U.S. Virgin Islands and Guam. The Company is filing this report to amend and supplement Item 7 of the Original Report to include certain financial information required by Items 7(a) and (b) of Form 8-K.

(a)	Financial statements of businesses acquired.

Statements of Revenue and Direct Expenses of the AGGRASTAT® Product Line of Merck and Co., Inc. for the Nine Months Ended September 30, 2003 and 2002 (unaudited) and for the Years Ended December 2002, 2001 and 2000 (audited)

(b)	Pro forma financial information.

Unaudited Pro Forma Condensed Balance Sheet as of September 30, 2003 of Guilford Pharmaceuticals Inc.

Unaudited Pro Forma Condensed Statement of Operations for the Nine Months Ended September 30, 2003 of Guilford Pharmaceuticals Inc.

Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December 31, 2002 of Guilford Pharmaceuticals Inc.

(c)	Exhibits

23.01 Consent of Eisner LLP

INDEPENDENT AUDITORS’ REPORT

The Management
Aggrastat Product Line of Merck & Co., Inc.

We have audited the accompanying statements of revenues and direct expenses of the Aggrastat Product Line of Merck & Co., Inc. (the “Company”) for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing on Form 8-K of Guilford Pharmaceuticals, Inc.) as described in Note A and are not intended to be a complete presentation of the Company’s revenues and expenses.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct expenses described in Note A to the financial statements of the Aggrastat Product Line of Merck & Co., Inc. for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ Eisner LLP

New York, New York
January 8, 2004

MERCK & CO., INC.

Statements of Revenues and Direct Expenses of the Aggrastat Product Line
(in thousands)

	Nine Months
	Ended September 30,		Year Ended December 31,

	2003	2002	2002	2001	2000

	(Unaudited)	(Unaudited)
Revenues:
Net sales	$18,392	$37,143	$54,764	$73,951	$86,374

Direct expenses:
Cost of sales	857	1,449	2,133	3,242	2,955
Promotional expense	26	1,515	1,907	14,137	22,912
Direct selling expense	116	12,019	14,729	23,159	50,213

Total direct expenses	999	14,983	18,769	40,538	76,080

Excess of revenues over direct expenses	$17,393	$22,160	$35,995	$33,413	$10,294

See notes to revenues and direct expenses of Aggrastat Product Line

MERCK & CO., INC.

Notes to Statements of Revenues and Direct Expenses of the Aggrastat Product Line
For the Nine Months Ended September 30, 2003 and 2002 (Unaudited) and for the Years
Ended December 31, 2002, 2001, and 2000

NOTE A — BASIS OF PRESENTATION

On October 28, 2003, certain intellectual property rights and regulatory approvals of the pharmaceutical product Aggrastat® (the “Product”) within the United States and its territories and possessions were sold by Merck & Co., Inc. (the “Company”) to Guilford Pharmaceuticals Inc. (“Guilford”). The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the filing of Form 8-K of Guilford and are not intended to be a complete presentation of the Product’s revenues and expenses.

Guilford acquired all right, title and interest within the United States and its territories and possessions (which include Puerto Rico, the U. S. Virgin Islands and Guam) to certain specified assets (the “Acquired Assets”) relating to the Product. The Acquired Assets include the basic United States patents (other than process patents) for the Product, the United States trademark for the Product, the applicable United States regulatory approvals, certain documentation related to the foregoing, and certain marketing and clinical materials related to the Product. Historically, financial statements were not prepared for the Product, as the Company did not maintain the Product as a separate business unit. These statements have been developed from the historical accounting records of the Company and represent revenues from sales of the Product and directly related expenses. Indirect expenses such as corporate overhead and interest and taxes have not been included in these statements. All of the estimates in these statements, as described in Note C, are based on assumptions that Company management believes are reasonable. However, these estimates are not necessarily indicative of the revenues and directly related expenses that would have resulted if the Product had been operated as a separate entity.

The statements of revenues and direct expenses have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

NOTE B — NATURE OF OPERATIONS

Aggrastat® is a reversible antagonist of the platelet glycoprotein (GP) IIb/IIIa receptor and inhibits platelet aggregation. The Product was approved on May 14, 1998 and was sold by the Company through October 28, 2003. Aggrastat®, in combination with heparin, is indicated for the treatment of acute coronary syndrome, including patients who are to be managed medically and those undergoing PTCA (percutaneous transluminal coronary angioplasty) or atherectomy. In this setting, Aggrastat® has been shown to decrease the rate of a combined endpoint of death, new myocardial infarction or refractory ischemia/repeat cardiac procedure. Aggrastat® has been studied in a setting that included aspirin and heparin.

NOTE C — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]	Revenue recognition:

Revenue from sales of the Product are recognized upon transfer of title and risk of loss to a customer. Revenues are recorded net of provisions for rebates, discounts, returns and allowances which are established at the time of sale based on historical experience.

[2]	Cost of sales:

Elements of cost of sales include raw materials, direct labor, plant overhead and manufacturing variances. Third-party toll manufacturers (the “Tollers”) complete certain manufacturing steps; in such cases, the cost of sales includes amounts invoiced by the Tollers based upon long-term supply arrangements. Certain costs are specifically identifiable to the Product, and the remaining costs are allocated based on the Product’s percentage of total production for the facility.

MERCK & CO., INC.

Notes to Statements of Revenues and Direct Expenses of the Aggrastat Product Line
For the Nine Months Ended September 30, 2003 and 2002 (Unaudited) and for the Years
Ended December 31, 2002, 2001, and 2000

NOTE C — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[3]	Promotional expenses:

Promotional expenses include professional advertising costs, promotional materials and samples.

[4]	Direct selling expenses:

Direct selling expenses consist primarily of sales force employment costs (salaries, benefits and bonuses). These costs are allocated based on actual sales force documentation of sales calls.

[5]	Use of estimates:

The preparation of the statements of revenues and direct expenses in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts of net revenue and certain expenses during the reporting periods. Actual results could differ from the estimates.

[6]	Interim financial information:

The financial information for the nine months ended September 30, 2003 and 2002 is unaudited but includes all adjustments (consisting of normal recurring accruals) that Company management considers necessary for a fair presentation of its results of operations. Results for the nine months ended September 30, 2003 are not necessarily indicative of results to be expected for the full fiscal year 2003 or for any future period.

NOTE D – CUSTOMER CONCENTRATIONS

During 2000, four customers accounted for 25%, 23%, 20% and 18% of gross sales. During 2001, four customers accounted for 27%, 24%, 23% and 14% of gross sales. During 2002, four customers accounted for 29%, 25%, 17% and 17% of gross sales. During the nine months ended September 30, 2002, four customers accounted for 32%, 25%, 15% and 14% of gross sales. During the nine months ended September 30, 2003, four customers accounted for 38%, 26%, 14% and 11% of gross sales.

GUILFORD PHARMACEUTICALS INC.
AND SUBSIDIARIES

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     The following unaudited pro forma condensed statements of operations for the nine months ended September 30, 2003 and for the year ended December 31, 2002, give the effect to the acquisition of AGGRASTAT® Injection (“AGGRASTAT®”) product rights as if such acquisition had occurred at the beginning of the respective periods. The following unaudited pro forma condensed balance sheet as of September 30, 2003, gives effect to the AGGRASTAT® product rights acquisition as if it had occurred on September 30, 2003.

     The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the acquisition using the purchase method of accounting. The pro forma statement of operations excludes material non-recurring charges of $9.9 million related to acquired in-process research and development. The pro forma financial information is not necessarily indicative of the operating result or financial position that would have been achieved had the acquisition been consummated on the dates indicated and should not be construed as representative of future operating results or financial position. Specifically, Guilford Pharmaceuticals Inc. (“the Company”) expects to incur additional selling expenses related to its promotional efforts for the acquisition on an ongoing basis, in addition to up-front costs expected to be incurred related to the initial launch of this product. The purchase price was allocated to intangible assets acquired based on their respective fair values as determined in a preliminary valuation study performed by a third party and management’s evaluation of the assets and liabilities. The purchase price allocation among the intangibles assets acquired and the assignment of lives of these intangible assets are preliminary and are subject to change based upon further evaluation.

     The unaudited pro forma condensed financial statements should be read in conjunction with the Company’s Consolidated Financial Statements and related Notes thereto, Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and the Quarterly Report on form 10-Q for the quarter ended September 30, 2003.

GUILFORD PHARMACEUTICALS INC.
AND SUBSIDIARIES

Unaudited Pro Forma Condensed Balance Sheet
As of September 30, 2003
(in thousands)

	Guilford	Pro Forma
	Pharmaceuticals Inc.	Adjustments		Pro Forma

ASSETS

Current assets:
Cash, cash equivalents and investments, net	$110,834	$(45,990	) (a)	$64,844
Accounts receivable, net	771	—		771
Inventories, net	2,166	—		2,166
Prepaid expenses and other current assets	2,154	—		2,154

Total current assets	115,925	(45,990)		69,935
Investments – restricted	22,021	—		22,021
Property and equipment, net	23,216	—		23,216
Intangible assets and other assets, net	10,514	97,762	(b)	108,276

	$171,676	$51,772		$223,448

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,947	$—		$4,947
Current portion of long-term debt	3,651	—		3,651
Accrued expenses and other current liabilities	8,081	—		8,081

Total current liabilities	16,679	—		16,679
Long-term debt, net of current portion	89,352	19,717	(c)	109,069
Other liabilities	1,386	—		1,386
Revenue interest obligation	—	40,774	(d)	40,774

Total liabilities	107,417	60,491		167,908

Stockholders’ equity	64,259	(8,719	) (e)	55,540

	$171,676	$51,772		$223,448

The accompanying notes are an integral part of this unaudited pro forma condensed balance sheet.

GUILFORD PHARMACEUTICALS INC.
AND SUBSIDIARIES

Unaudited Pro Forma Condensed Statement of Operations
For the Nine Months Ended September 30, 2003
(in thousands, except per share data)

	Guilford	Aggrastat	Pro Forma
	Pharmaceuticals Inc.	Product Line	Adjustments		Pro Forma

Revenues:
Net product sales	$13,708	$18,395	—		$32,103
Revenues from license fees and milestones	5,777	—	—		5,777

Total revenues	19,485	18,395	—		37,880
Costs and Expenses:
Cost of sales	2,899	857	—		3,756
Research and development	24,253	—	—		24,253
Selling, general and administrative	22,250	142	—		22,392
Intangible amortization	630	—	5,538	(f)	6,168

Total costs and expenses	50,032	999	5,538		56,569

Operating income (loss)	(30,547)	17,396	(5,538)		(18,689)
Other income (expense):
Investment income	2,361	—	—		2,361
Revenue interest expense	—	—	(7,126	)(g)	(7,126)
Interest expense	(1,643)	—	(3,787	)(h)	(5,430)

Net income (loss)	$(29,829)	$17,396	$(16,451)		$(28,884)

Basic and diluted loss per common share:	$(1.01)	—	—		$(0.98)

Weighted-average shares outstanding to compute basic and diluted loss per share	29,541	—	—	(i)	29,541

The above unaudited pro forma condensed statement of operations excludes the impact of non-recurring charges of $9.9 million for Acquired in-process research and development.

The accompanying notes are an integral part of this unaudited pro forma condensed statement of operations.

GUILFORD PHARMACEUTICALS INC.
AND SUBSIDIARIES

Unaudited Pro Forma Condensed Statement of Operations
For the Year Ended December 31, 2002
(in thousands, except per share data)

	Guilford	Aggrastat	Pro Forma
	Pharmaceuticals Inc.	Product Line	Adjustments			Pro Forma

Revenues:
Net product sales	$14,538	$54,761	$—			$69,299
Revenues from license fees and milestones	127	—	—			127

Total revenues	14,665	54,761	—			69,426
Costs and Expenses:
Cost of sales	2,836	2,129	—			4,965
Research and development	46,103	—	—			46,103
Selling, general and administrative	29,005	16,636	—			45,641
Intangible amortization	840	—	7,383	(f	)	8,223

Total costs and expenses	78,784	18,765	7,383			104,932

Operating income (loss)	(64,119)	35,996	(7,383)			(35,506)
Other income (expense):
Investment income	5,350	—	—			5,350
Revenue interest expense	—	—	(9,501)	(g	)	(9,501)
Interest expense	(501)	—	(5,050)	(h	)	(5,551)

Net income (loss)	$(59,270)	$35,996	$(21,934)			$(45,208)

Basic and diluted loss per common share:	$(1.99)	—	—			$(1.52)

Weighted-average shares outstanding to compute basic and diluted loss per share	29,805	—	—	(i	)	29,805

The above unaudited pro forma condensed statement of operations excludes the impact of non-recurring charges of $9.9 million for Acquired in-process research and development.

The accompanying notes are an integral part of this unaudited pro forma condensed statement of operations.

GUILFORD PHARMACEUTICALS INC.
AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Balance Sheet and Statements of Operations

Following is a summary of the estimated purchase price in millions:

Cash consideration, including $42.0 million received from a revenue interest financing arrangement entered into with Paul Royalty Fund, L.P.
and certain of its affiliated entities, collectively known as “PRF”	$84.0
Estimated transaction fees	2.2
Estimated present value of royalties due to Merck and Co., Inc. (“Merck”)	19.7

$105.9

The preliminary allocation of the estimated purchase price of the AGGRASTAT® Injection (“AGGRASTAT®”) acquisition is as follows:

Intangible assets	$96.0
Acquired in-process research and development	9.9

$105.9

     At the date of acquisition, the development of AGGRASTAT® for use in Percutaneous Coronary Intervention (“PCI”) was not complete, had not reached technological feasibility and had no known alternative future uses. Consequently, there is considerable uncertainty as to the technological feasibility of the product for this indication at the date of acquisition. The Company does not foresee any alternative future benefit from the acquired research and development other than specifically related to the PCI indication under development. Significant technological and regulatory approval risk are associated with the development of the product for a PCI indication. Achieving such an indication will require significant amounts of future time, effort, and substantial development costs, which will be incurred by the Company. The efforts required to develop the acquired research and development into commercially viable products include the completion of the clinical-trial testing, regulatory approval and commercialization. The principal risks relating to achieving the indication under development are the outcomes of clinical studies and regulatory filings. Since pharmaceutical products cannot be marketed without regulatory approvals, the Company will not receive any benefits unless regulatory approval is obtained. Accordingly, the portion of the purchase price related to these products under development was allocated to acquired research and development and was expensed at the date of acquisition.

(a)	Represents Guilford’s use of $42.0 million cash to finance the acquisition of the AGGRASTAT® product rights as well as approximately $4.0 million of deferred costs related to the PRF financing of approximately $1.8 million and acquisition costs of $2.2 million noted above.

(b)	Represents the intangible assets acquired as part of the AGGRASTAT® acquisition ($96.0 million) plus deferred financing costs associated with the PRF revenue interest obligation ($1.8 million).

(c)	Represents the net present value of royalties ($19.7 million) owed to Merck on future sales of AGGRASTAT® during the term of the royalty agreement.

(d)	Represents the revenue interest sold to PRF ($42.0 million) net of the value allocated to the five year warrants to purchase 300,000 shares of the Company’s common stock at $9.15 per share. The allocation was determined based upon the relative fair values of the two financial instruments at the time of issuance. While the Company has minimum payments within one year of the balance sheet presented, the accretion of interest will exceed such payments and the revenue interest will increase during the earlier years of the relationship.

GUILFORD PHARMACEUTICALS INC.
AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Balance Sheet and Statements of Operations

(e)	Represents the write-off of acquired in-process research and development ($9.9 million) net of the allocated value assigned to the warrants ($1.2 million) included as part of the PRF revenue interest obligation transaction.

(f)	Represents the amortization of intangible assets acquired in connection with the acquisition based on the preliminary purchase price allocation over their estimated useful lives.

			For the nine months ended	For the year ended
	Fair Value of		September 30, 2003	December 31, 2002
Intangible	Intangibles	Estimated Life	Amortization	Amortization

		(in years)	(dollars in millions)
Patents (1)	$65.6	13	$3.8	$5.0
Trademarks (2)	12.0	13	0.7	0.9
Customer contracts and related relationships (2)	18.1	13	1.0	1.4
Other	0.3	11	0.0	0.0

Total	$96.0		$5.5	$7.3

(1)	Certain core formulation patents that cover the product expire in 2016.

(2)	The expected lives of the intangible assets relate to the lives of the patents, and therefore have a consistent estimated life.

(g)	Represents effective interest expense related to the PRF revenue interest obligation and amortization of deferred financing costs associated with the acquisition.

(h)	Represents interest expense related to the discounting of the Merck royalty liability.

(i)	The transaction was financed by cash and the long-term revenue interest obligation and no common stock was issued, consequently the weighted average share calculation was not impacted.

Certain prior year amounts of Guilford Pharmaceuticals Inc. have been reclassified to conform with the current year presentation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUILFORD PHARMACEUTICALS INC.

Dated:	January 12, 2004	By:	/s/ Andrew R. Jordan

Andrew R. Jordan Executive Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description

23.01	Consent of Eisner LLP